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                                                                    EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT
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DSMI Corp. (the "Company") and Donald Carlberg ("Employee") enter into this
Employment Agreement ("Agreement") as of March 1st, 1995, the effective date of this Agreement.

In consideration of the agreement and covenants contained in the Agreement, the Company and Employee agree as follows:

     1.   EMPLOYMENT DUTIES.   The Company shall employ Employee as its
     President and Chief Executive Officer. Employee shall have the responsibilities, duties and authority normally associated with such titles, shall be responsible for the administration and execution of the Company's policies, business affairs and operations and shall have such further duties as shall, from time to time, be reasonably delegated or assigned to him by the Board of Directors of the Company (the "Board"). Employee shall perform faithfully the duties assigned to him to the best of his abilities and shall devote his full and undivided business time and attention to transaction of the Company's business. In addition, during the term of this Agreement, Employee shall serve in such other offices and capacities to which he may be appointed or elected by the Board.

     2.   TERM OF EMPLOYMENT.   The term of employment covered by this Agreement
     shall commence as of the effective date of this Agreement and continue for a period of one year, subject to the provisions of paragraph three below. Upon expiration of the initial term of employment or any subsequent term, this Agreement shall be renewed automatically for successive periods of one year each, unless either party notifies the other of its intention not to renew at least sixty days prior to the expiration of the term.

     3.   TERMINATION.    Notwithstanding the provisions of Paragraph 2 of this
     Agreement, the Company may terminate the Employee's employment for any reason. Unless Employee is terminated for "cause" (as defined below), the Company shall continue to pay Employee's compensation and fringe benefits for a period of six months following the date of termination if termination of Employee's employment occurs after six months from the effective date of this Agreement. If Employee is terminated for cause or is terminated for any reason within six months from the effective date of this Agreement, Employee's compensation and fringe benefits shall cease immediately upon termination. Employee may terminate this Agreement at any time upon giving the Company 30 days prior written notice. In such event, Employee shall continue to render services and shall be paid his regular compensation exclusive of bonuses up to the date of termination. As used in this



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     Agreement, "cause" shall mean (a) fraud or any illegal act by or on the part of Employee in the performance of his duties under this Agreement, (b) Employee's failure to perform or (c) misconduct in performing his duties under this Agreement. Notwithstanding any other provision of this Agreement, in the event of termination, the Employee shall receive a pro-rated portion of the bonus stipulated in Paragraph 5 hereto.

     4.   COMPENSATION.    As compensation for his services, the Company shall
     pay Employee a base salary of $125,000 per year payable monthly in arrears on the first day of each month. Employee's compensation shall be subject to annual review and may, at the discretion of the Board, be adjusted to reflect Employee's increased responsibilities, capabilities and performance.

     5.   BONUSES.   Employee shall receive a bonus of $25,000 payable one year from the effective date of this Agreement, provided that Employee continues to be employed by the Company on such date. In addition, the Employee shall be eligible for discretionary bonuses in amounts to be determined from time to time by the Board based upon the performance of the Company and Employee.

     6.   STOCK OPTIONS.    On March 1st, 1995, the Company shall issue stock
     options to Employee entitling him to purchase 250,000 shares of common stock of the Company at an exercise price of $0.10 per share. This option shall have a five year term, with the right to exercise vesting immediately with respect to 50,000 of these shares, and vesting 20 percent at the end of each year through the first five years of employment with respect to the remaining 200,000 of these shares. The option shall be exercisable for six months following expiration of the option. Employee shall also be eligible for additional option grants based upon his general performance. The vested portion of the options grated herewith shall be exercisable for ninety days following termination of Employee's employment.

     7.   EMPLOYEE BENEFITS.    Employee shall be entitled to participate in
     such employee benefit plans as the Company may make available to its senior management.

     8.   SIGNING BONUS.   The Employee shall receive a bonus of $15,000.00 upon
     the execution of this Agreement.

     9.   BUSINESS EXPENSES.       The Company shall reimburse Employee for all
     reasonable and necessary business expenses incurred by Employee in performance of his duties during the term of this Agreement. Employee shall provide the Company with supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and the Company.



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     10.  ASSIGNMENTS.    Employee acknowledges that the services to be rendered
     by Employee, pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company may assign its rights, duties, or obligations under this Agreement to a subsidiary or to a purchaser or transferee of all, or substantially all, of the assets of the Company; provided that such assignee has the financial capacity to perform such obligations under this Agreement and such entity shall assume the obligations of the Company under this Agreement.

     11.  ENTIRE AGREEMENT.   This Agreement and the Proprietary Information and
     Confidentiality Agreement entered into between the Company and Employee. a copy of which is attached hereto and which is incorporated by reference herein, constitute the entire Agreement between the Company and the Employee. The parties may modify this Agreement only by a written instrument signed by the parties.

     12.  NOTICES.   Any notice required or permitted to be given to Employee
     under this Agreement shall be sufficiently given if sent to Employee by certified mail addressed to him at the following address: 15 Shadow Creek, Penfield, New York, 14526 or such other address as he shall designate by notice to the Company. Any notice required or permitted to be given to the Company under this Agreement shall be sufficiently given if sent to the Company by certified mail addressed to the following address: 148 Oak Lane, Rochester, New York, 14610 or at such other address as the Company shall designate by notice to Employee.

     13.  INJUNCTIVE RELIEF.   Employee acknowledges and agrees that, in the
     event he shall violate any of the restrictions of Paragraphs 1 or 14 hereof or contained in the Proprietary Information and Confidentiality Agreement, the Company will be without adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in a court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

     14.  COVENANT NOT TO COMPETE.   The services of Employee are unique and
     extraordinary and essential to the business of the Company, especially since Employee shall have access to the Company's customer lists, trade secrets and other privileged and confidential information essential to the Company's business. Therefore, Employee agrees that if his employment hereunder shall at any time terminate for any reason whatsoever, Employee will not at any time







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     within one (1) year after such termination, without the prior written approval of the Company, directly or indirectly, engage in any business activity which involves the measurement of clinical outcomes for patients with acute or chronic diseases, or the measurement of patient compliance with prescribed treatments for acute or chronic diseases; and further, Employee agrees that during such one (1) year period he shall not solicit, directly or indirectly, any prospective account or employee of the Company which at the time of such termination was then actively being solicited by the Company.

     15.  APPLICABLE LAW.     This Agreement shall be governed by and construed
     in accordance with the laws of the State of New York.

     16.  SEVERABILITY.      Whenever possible, each provision of this Agreement
     will be interpreted in such a manner as to be effective and valid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

DSMI CORP.

By   /s/ Derace Schaffer
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Name:    Dr. Derace Schaffer
Title: Chairman



EMPLOYEE

/s/  Donald Carlberg
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Donald Carlberg